EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Helix Energy Solutions Group, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-214259, 333-210114, 333-202528, 333-179937, and 333-103451) on Form S-3 and (Nos. 333-183532, 333-126248, and 333-58817) on Form S-8 of Helix Energy Solutions Group, Inc. of our reports dated February 24, 2017, with respect to the consolidated balance sheet of Helix Energy Solutions Group, Inc. as of December 31, 2016, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for the year ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of Helix Energy Solutions Group, Inc. Our report dated February 24, 2017 refers to a change in accounting for debt issuance costs.

/s/ KPMG LLP

Houston, Texas
February 24, 2017